EXHIBIT 23.02

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SecureAlert, Inc.

We consent to the use in this Registration Statement on Form S-1/A (File No. 333-169324) of our report dated January 12, 2010, relating to the consolidated financial statements of SecureAlert, Inc. and Subsidiaries for the year ended September 30, 2009.

We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
October 29, 2010